                                   Round II
                                 Appendices to



                             Preliminary Report to
                         The Special Committee of Gas



                     Analyses Performed at $2.00 Per Share



                          A. G. Edwards & Sons, Inc.
                                  INVESTMENT BANKING


                                  May 4, 1998

Overview of Oil
EBITDA Reconciliation: 1997 //(a)//

--------------------------------------------------------------------------------
                                                                     Oil
                                                                     ---
1997 Actual EBITDA                                                   $36,010


NORMALIZING ADJUSTMENTS:

Weather was 3.8% warmer than 30-year normal

     3.8% of 1997 budgeted retail gallons          13,482 gallons

     Gross profit margin                              $0.4545

     Delivery and garage cost savings                ($0.0814)
                                                      -------

     Net impact per gallon                            $0.3731

     $ impact                                                          5,030

Insurance reserve                                                      2,000
                                                                     -------

1997 Adjusted EBITDA                                                 $43,040
                                                                     =======

--------------------------------------------------------------------------------
(a) Management's assumptions.

Overview of Oil
EBITDA Reconciliation: 1997-1998 (a)
(continued)

                                                                           Oil
                                                                           ---
1997 Adjusted EBITDA                                                   $43,040

 Volume Adjustments for 1998

   Sale of TLC Division in 1997              (16,926) gallons

   Attrition in 1998 (4.1%)                  (17,375)

   1997 Acquisitions                           9,828
                                             -------
                                             (24,473) gallons
                                                @
                                             $0.1700/gallon (b)         (4,159)
Gross Profit Margin Increase   $0.006 per gallon on 395,086 gallons (c)  2,371
Inflation                                                               (3,662)

Operating Cost Reductions (d)                                            5,850
                                                                       -------
1998 EBITDA Budget                                                     $43,440
                                                                       =======

--------------------------------------------------------------------------------
(a)  Management's assumptions.
(b) Represents the average gross profit per gallon ($.4700 per gallon) offset by $.30 per gallon reduction in operating expenses.
(c) Actual gross profit margin increase achieved in first quarter of 1998 was $5.9 million (156 million gallons @ $0.037/gallon).
(d) Represents already accomplished reductions in branch, regional and corporate expenses in excess of normal indexing related to volume reductions as well as 1% productivity improvements.

Overview of Oil
EBITDA Reconciliation: 1998 (a)
(continued)

                                                                 Oil
                                                                 ---
1998 EBITDA Budget                                             $43,440


Actual Differential between first three months
  of Fiscal 1998 vs. Budget                                     (9,318)

Revised margin improvement and cost savings
  estimates based on first three months of
  Fiscal 1998 vs. Budget.                                        4,318
                                                               -------
Adjusted 1998 EBITDA Budget                                    $38,440
                                                               =======

--------------------------------------------------------------------------------
(a)  Management's assumptions.

OVERVIEW OF OIL
EBITDA RECONCILIATION: 1998-1999 (a)
(continued)

                                                                   OIL
                                                                   ---
1998 EBITDA Budget                                               $43,440


Internal Attrition (4.1%) and other adjustments                   (3,897)

Acquisition Growth
  $30,000 of acquisitions at 4.75x multiple                        6,315
                                                                 -------

1999 Projection                                                  $45,858
                                                                 =======

--------------------------------------------------------------------------------
(a)  Management's assumptions.

OVERVIEW OF OIL
EBITDA SUMMARY

                                                                      OIL
                                                                      ---
1997 Actual                                                        $36,010
1997 Adjusted                                                       43,040

1998 Budget                                                        $43,440

Adjusted 1998 Budget                                               $38,440

1999E                                                              $45,858

--------------------------------------------------------------------------------

OVERVIEW OF GAS
EBITDA RECONCILIATION:  1997 (a)
($ in thousands)

                                                                    GAS
                                                                    ---
1997 Actual EBITDA                                               $19,703 (b)

NORMALIZING ADJUSTMENTS:

Weather
  Residential -  1,125 gallons @ 0.7106 margin                       799
  Commercial - 277 gallons @ 0.4459 margin                           124

Margin
  Residential - 50,832 gallons @ (0.7106-0.6995)                    (564)
  Commercial - 19,864 gallons @ (0.4454-0.4348)                     (220)
  Wholesale - 38,404 gallons @ (0.0975-0.0675)                    (1,152)

Compensation                                                         (56)

Elimination of strategic expense                                     902 (c)

Pearl Gas EBITDA                                                   3,012

Pearl Gas acquisition adjustments                                    273 (d)
                                                                 -------

1997 Adjusted EBITDA                                             $22,821
                                                                 =======

--------------------------------------------------------------------------------
(a)  Management's assumptions.
(b)  Not pro forma for Pearl Gas acquisition.
(c) Certain expenses including the exploration of strategic alternatives by Morgan Stanley.
(d) Certain cost savings, primarily salary and benefit expenses of certain selling shareholders.

OVERVIEW OF GAS
EBITDA RECONCILIATION:  1997-1999 (a)
($ IN THOUSANDS)
(continued)

--------------------------------------------------------------------------------
                                                                      GAS
                                                                      ---
1998 EBITDA Budget                                                 $22,781

Actual Differential between first six months
  of Fiscal 1998 vs. Budget                                         (4,502)
                                                                   -------

Adjusted 1998 EBITDA Budget                                        $18,279
                                                                   =======

1998 EBITDA Budget                                                 $22,781

Internal Growth of 1.7%                                                379

Acquisition Growth
  $20 million of acquisitions at 7x multiple
     completed on 9/30/98                                            2,857
  $10 million of acquisitions at 7x multiple
     completed on 4/1/99                                               713
                                                                   -------

1999 EBITDA Projection                                             $26,730
                                                                   =======

--------------------------------------------------------------------------------
(a) Management's assumptions.

Summary of Transaction
Pro Forma Gas Units Outstanding
(in thousands)

To simplify the
complexity of the steps
in the Transaction,
A.G. Edwards prepared
a summary of its
understanding.

[_] There are currently 6,355 Gas units outstanding comprised of 3,832 common units, 2,396 subordinated units and 127 general partner ("GP") units. The subordinated units and GP units are assets of Oil.

[_] There are currently 26,563 shares of Oil common stock outstanding, comprised of public shareholders and "insiders." The public holds 17,160 Class A shares. The "insiders" hold 9,404 shares which include 6,795 Class A shares, 11 Class B shares and 2,598 Class C shares.

[_] Each shareholder of Oil will receive a certain number of units in Gas such that the implied consideration paid for each Oil share is $2.00.

[_] The publicly held 17,160 Class A shares will receive .1000 shares of newly created senior subordinated units (1,716 units in total) with an implied value of $20.00/unit. This represents an implied purchase price of $2.00/share for an implied total purchase price of $34.3 million.

[_] The "insiders" of Oil, who hold a total of 9,404 shares (comprised of A, B and C shares) will also receive $2.00/share for a total of $18.8 million. The consideration received by these shareholders will be funded by:

     - (1) the distribution of existing units of Gas which are currently owned by Oil
           [_] all of the 127 GP units owned by Oil will be given as consideration at an implied value of $21.62/unit, for a total of $2.7 million.
           [_] 373 of the 2,396 subordinated units owned by Oil will be given as consideration at an implied value of $16.58/unit, for a total of $6.2 million.
     - (2) the distribution of newly-created units of Gas
           [_] to fund the remaining $9.9 million of the $18.8 million due to the Oil "insiders", Gas will issue 350 newly-created senior subordinated units and 133 newly-created GP units. The implied values for these new units are $20.00 and $21.62, respectively.

Summary of Transaction
Pro Forma Gas Units Outstanding
(in thousands)
(continued)

[_] Of the 2,396 Subordinated units and 127 GP units owned by Oil, only 2,023 subordinated units will not have been used as consideration paid to the "inside" Oil shareholders. Hence, these 2,023 subordinated units will be retired by Gas. A.G. Edwards has assumed that the implied value of these units are $16.58/unit for a total retired value of approximately $33.5 million.

Summary of Gas Units Outstanding
Pre-Financing Assumptions

-------------------------------------------------------------------------------------------------------------
                                  Distributed to Oil           Issued to Oil
                                ----------------------   ------------------------
Type of Units         Current   Public        Insiders      Public      Insiders       Retired     Pro Forma
-----------------     -------   ------      ----------   ----------    ----------     ---------   -----------
Common                  3,832        -               -            -             -             -         3,832

Senior Subordinated         -        -               -        1,716           350             -         2,066

Subordinated            2,396        -             373            -             -        (2,023)          373

General Partner (a)       127        -             127            -           133             -           260
                      -------                                                                     -----------
                        6,355                                                                           6,531

___________________________________
(a) The number of GP units issued reflect the assumption of a 6,461 common unit equity offering to refinance certain of the assumed Oil debt. Hence, the number of GP units reflected in the pro forma column do not equal 2% of the pro forma outstanding units shown above but do equal exactly 2% of the pro forma units outstanding on a post financing basis.

EQUITY PURCHASE PRICE CALCULATION
IMPLIED EQUITY VALUE OF OIL'S ASSETS
(units in thousands, $ in millions, except per unit amounts)

                                    Purchase Price of Oil's Equity           Purchase Price of Oil's Equity
                                  ----------------------------------      -------------------------------------

                                         Value of Securities         Equity Value of Oil's      Value of Oil's GP and
Event                                  Paid to Oil Shareholders        Heating Oil Assets      Subordinated Units in Star
---------------------------------   ------------------------------  ----------------------  -----------------------------
Issuance of Senior Subordinated
Units to Public Oil Shareholders         1,716 x $20.00
                                     ---------------------
                                             $34.4                       $34.3                          -

Distribution of General Partner
Units to Inside Oil Shareholders           127 x $21.62
                                     ---------------------
                                              $2.7                          -                         $2.7

Distribution of Subordinated
Units to Inside Oil Shareholders           373 x $16.58
                                     ---------------------
                                              $6.2                          -                         $6.2

Issuance of General Partner
Units to Inside Oil Shareholders           133 x $21.62
                                     ---------------------
                                              $2.9                        $2.9                          -

Issuance of Senior Subordinated
Units to Inside Oil Shareholders           350 x $20.00
                                     ---------------------
                                              $7.0                        $7.0                          -

Retire Subordinated Units                                               ($33.5)                   2,023 x $16.58
                                                                                                ------------------
                                                                                                     $33.5

                                                                         $10.7                       $42.5
                                            -------                        -----------------------------
Total                                        $53.1                                   $53.1

Divided by 26,563 shares of Oil's Common stock=   $2.00 per share

PREMIUM PAID ANALYSIS

     ------------------------------------------------------------------------------------------------------------------------------
                                                       Dollars
          Stock Price Premium Analysis               in thousands        Notes
     --------------------------------------------   ---------------      ----------------------------------------------------------
     Equity purchase price of Oil                       $53,126          $2.00 share price x 26,563 shares.

     Premium to stock price one day prior                  23.1%         $1.625 close on April 22, 1998.
     Premium to stock price one month prior                28.0%
     Premium to stock price three months prior            -20.0%
     Premium to stock price six months prior              -36.0%

                 Purchase Price
     --------------------------------------------

     Equity purchase price of heating oil assets       $ 10,657          See page 11.

     Debt assumption value (b)                          338,223
                                                    ---------------
     Aggregate purchase price of heating oil
       assets                                          $348,880
                                                    ===============

                     Multiples
     --------------------------------------------                        ------------------
                                                                              Multiples          Notes
                                                                         ------------------      -----------------------------------
     1997 Revenue                                      $548,141                   0.6 x          As a multiple of aggregate
                                                                                                 transaction value.
     1997 EBITDA (c)                                     36,010                   9.7            As a multiple of aggregate
                                                                                                 transaction value.
     1997 EBIT (d)                                        6,264                  55.7            As a multiple of aggregate
                                                                                                 transaction value.
     1997 Net loss to common shares (d)               ($ 19,338)                   NM            As a multiple of equity value.
     Equity (e)                                        (177,033)                   NM            As a multiple of equity value.


     1997 Adjusted EBITDA (c)                            43,040                   8.1 x          As a multiple of aggregate
                                                                                                 transaction value.
     1998 EBITDA budget (c)                              43,440                   8.0            As a multiple of aggregate
                                                                                                 transaction value.
     Adj. 1998 EBITDA budget (c)                         38,440                   9.1            As a multiple of aggregate
                                                                                                 transaction value.
     1999P EBITDA (c)                                    45,858                   7.6            As a multiple of aggregate
                                                                                                 transaction value.
                                                                         ==================

     ________________________________________________________
     (a) Updated through April 22, 1998.
     (b) Includes cost of debt at assumed redemption value, preferred stock at assumed redemption value, transaction fees, and certain off-balance sheet liabilities, net of excess cash. See page 13.
     (c) Calculated as gross profit minus SG&A expense and direct delivery expense.
     (d) Excludes restructuring charge, pension curtailment expense, provision for supplemental benefits and corporate identity expenses.
     (e) As of 12/31/97.

Transaction Multiple Analysis
Firm Valuation


Equity Purchase Price of Heating Oil Assets                         $ 10,656,580
                                                                                 -------
 +  Cost of Debt at Redemption Value                                 290,992,000

 +  Cost of Preferred stock at Redemption Value                       34,375,000

 +  Transaction Fees                                                  19,104,000
                                                                                        -------  338,223,100
 +  Off-Balance Sheet Pension and Tax Liability                        8,500,000

 -  Excess Cash

       Oil's cash balance at 9/30/98(a)                22,355,000
       Required cash on hand                             (500,000)
       Additional Surplus (b)                          (7,107,100)    14,747,900
                                                                                -------
                                                                    ------------
Firm Value                                                          $348,879,680
                                                                    ============

___________________
(a)  Includes cash collateral of $9,350,000.
(b) Assumes an Additional Surplus of $1.10 per new common unit issued is funded by Oil.

Transaction Multiple Analysis
Transaction Multiples for Firm Valuation


                                    EBITDA
                    -------------------------------------
Purchase Price             Year                 Amount           Multiple Paid
--------------      --------------------    -------------        -------------
$348,879,680        1997 Adjusted            $43,040,000              8.1x

$348,879,680        Adjusted 1998 Budget     $38,440,000              9.1x

$348,879,680        1999 Projected           $45,858,000              7.6x

Transaction Multiple Analysis
Distribution of Value


--------------------------------------------------------------------------------
OIL

1997 Adjusted        EBITDA
   EBITDA           Multiple       Purchase Price
-------------       --------       --------------
 $43,040,000          8.1x          $348,879,680

Ability to Further Consolidate Heating Oil Industry              Core Business
---------------------------------------------------              -------------
                     Acquisition                                  EBITDA                        $43,040,000
   EBITDA             Multiple               Purchase Price      EBITDA Decline Rate                  7.75% (a)
------------        -------------            --------------
                                                                 WACC                                 7.78% (b)
  $6,315,789            4.75x                 $30,000,000

Decline Rate                                         7.75% (a)
WACC                                                 7.78% (b)
Perpetuity                                    $40,663,681
Purchase Price                                $30,000,000
                                             --------------
Net Present Value of the Heating Oil Acq.     $10,663,681

Value in perpetuity of Ability to
                                             --------------                                    -------------
  Consolidate Heating Oil Industry            $137,034,135       Value of Core Business        $277,109,433
                                             ==============                                    =============

                                                  ---------------+----------------------------------

_________________________________________________________________________
Implied Total Valuation                                    $414,143,568

% of Valuation attributable to core business                       66.9%

% of Valuation attributable to consolidation opportunities         33.1%
_________________________________________________________________________

(a) A.G. Edwards' estimate of the decline rate of EBITDA based on a 4.1% attribution rate.
(b) See page 25.

Transaction Multiple Analysis
Transaction Multiples for Existing Heating Oil Business


--------------------------------------------------------------------------------
    Revised                        EBITDA
                       ---------------------------------
Purchased Price (a)        Year                Amount            Multiple Paid
-------------------    --------------      -------------        ---------------

  $233,440,425         1997 Adjusted         $43,040,000            5.4x

  $233,440,425         Adjusted 1998 Budget  $38,440,000            6.1x

  $233,440,425         1999 Projected        $45,858,000            5.1x


--------------------------------------------------------------------------------
(a) Represents A.G Edwards' estimate of the portion of the $348.9 million price being paid for Oil's heating oil business that can be attributable to its core business. Calculation: $348.9 million x 66.9%. See page 15.

Relative Contribution Analysis (a)
($ in thousands)


Gas' EBIDTA Contribution

96-97         35.4%
                                 [CHARTS APPEARS HERE]
98-99         38.4%

96-99         35.1%


For Gas' contribution
of approximately 35% of
the combined entity's
EBITDA, it will receive
approximately 40% of the
implied firm value.

___________________________________
(a) For purposes of its analysis, A.G. Edwards converted Oil's historical December 31st fiscal year-end to a September 30th fiscal year-end for comparison purposes. Oil's projections are based on a December 31st calendar year end. Other measures of relative contribution analysis are non-meaningful.
(b)  Includes only heating oil EBITDA for Oil.
(c)  Firm value for all of Oil.
(d)  Implied firm value of only Oil's heating oil assets.

ACCRETION/DILUTION ANALYSIS
VARIATIONS IN MARGIN GROWTH RATES AND ACQUISITION ASSUMPTIONS

--------------------------------------------------------------------------------

                                4.1% ATTRITION                4.1% ATTRITION                4.1% ATTRITION
                    GAS         $0.00 MARGIN GROWTH           $0.00 MARGIN GROWTH           $0.005 MARGIN GROWTH
                    STAND-ALONE $30.0MM AT 4.75X ACQUISITIONS $30.0MM AT 5.25X ACQUISITIONS $30.0MM AT 4.75X ACQUISITIONS
                    ----------- ----------------------------- ----------------------------- -----------------------------
DCF PER UNIT
 1998E (a)            $1.220               $1.770                        $1.770                        $1.770
 1998N (b)             1.930                2.500                         2.500                         2.500
 1999P                 2.090                2.780                         2.740                         2.940
ACCRETION/DILUTION
 1998E (a)                                   45.1%                         45.1%                         45.1%
 1998N (b)                                   29.5%                         29.5%                         29.5%
 1999P                                       33.0%                         31.1%                         40.7%
COMMON UNIT
 COVERAGE
 1998E (a)              0.90x                1.00x                         1.00x                         1.00x
 1998N (b)              1.42                 1.41                          1.41                          1.41
 1999P                  1.48                 1.50                          1.47                          1.58
TOTAL UNIT
 COVERAGE
 1998E (a)              0.55x                0.81x                         0.81x                         0.81x
 1998N (b)              0.88                 1.14                          1.14                          1.14
 1999P                  0.95                 1.21                          1.19                          1.28
LEVERAGED UNIT
 COVERAGE (C)
 1998E (a)              0.94x                1.00x                         1.00x                         1.00x
 1998N (b)              1.21                 1.18                          1.18                          1.18
 1999P                  1.24                 1.22                          1.21                          1.26
                    4.1% ATTRITION
                    $0.005 MARGIN GROWTH
                    $30.0MM AT 5.25X ACQUISITIONS
                    -----------------------------
DCF PER UNIT
 1998E (a)                     $1.770
 1998N (b)                      2.500
 1999P                          2.890
ACCRETION/DILUTION
 1998E (a)                       45.1%
 1998N (b)                       29.5%
 1999P                           38.3%
COMMON UNIT
 COVERAGE
 1998E (a)                       1.00x
 1998N (b)                       1.41
 1999P                           1.55
TOTAL UNIT
 COVERAGE
 1998E (a)                       0.81x
 1998N (b)                       1.14
 1999P                           1.26
LEVERAGED UNIT
 COVERAGE (C)
 1998E (a)                       1.00x
 1998N (b)                       1.18
 1999P                           1.25

------
(a) 1998 estimate assumes no acquisitions for either company, and is adjusted to reflect actual results through 3/31/98.
(b) 1998 budgeted.
(c) Defined as (DCF+Int)/[((GP units + common units)*MQD) + Int)]

PUBLIC COMPANY ANALYSIS

[_] A.G. Edwards compared certain financial and market information of Gas on a historical and pro forma basis to that of certain public master limited partnerships which A.G. Edwards deemed relevant for the purposes of this analysis. A.G. Edwards reviewed the trading multiples from a total of 6 public propane master limited partnerships.

[_]  The selected propane master limited partnerships are as follows:

     - AmeriGas Partners, L.P.               - Heritage Propane Partners, L.P.
     - Cornerstone Propane Partners, L.P.    - National Propane Partners, L.P.
     - Ferrellgas Partners, L.P.             - Suburban Propane Partners, L.P.

[_]  No company used in the analysis is identical to Gas.


PUBLIC COMPARABLE COMPANIES (a)
------------------------------------------------------------------------------------------------------------
                                                                           PUBLIC            PUBLIC
                                                          PRO FORMA        COMPANY           COMPANY
                                            GAS              GAS           MEDIANS           RANGES
------------------------------------------------------------------------------------------------------------
Yield                                     10.0%            10.5%            9.6%          8.5% to 10.6%
Firm value/LTM EBITDA                     12.7x (b)        10.2x (b)       12.5x          9.8x to 16.7x
Firm value/1998 normalized EBITDA          8.7x (c)         8.0x (c)       11.5x         10.3x to 13.7x
Equity Market Cap/LTM DCF                 18.0x (d)        12.4x (d)       15.7x          9.4x to 25.5x
Equity Market Cap/1998 normalized DCF      9.7x (e)         7.9x (e)       13.9x         11.6x to 16.9x
LTM common unit coverage                   0.9x (f)         1.0x (f)        1.4x          0.6x to 1.5x
1998E common unit coverage                 1.5x (g)         1.5x (g)        1.4x          0.9x to 1.9x
LTM total unit coverage                    0.6x (f)         0.8x (f)        0.7x          0.4x to 1.0x
1998E total unit coverage                  1.0x (g)         1.2x (g)        0.7x          0.7x to 1.0x
1998E leveraged unit coverage              1.2x (g) (h)     1.2x (g) (h)    1.1x          0.9x to 1.3x
-------------------------------------------------------------------------------------------------------------

(a) Public comparable companies include: APU, CNO, PGP, HPG, CNL and SPH.
(b) Firm value/adjusted 1998 budget EBITDA.
(c) Firm value/1999 estimated EBITDA.
(d) Equity market cap/adjusted 1998 budget EBITDA.
(e) Equity market cap/1999 estimated DCF.
(f) Adjusted 1998 budget.
(g) 1999 estimates.
(h) Defined as (DCF + interest)/(((GP units + common units)*MQD) + interest).

PUBLIC COMPANY ANALYSIS
($ IN MILLIONS, EXCEPT PER UNIT DATA)

------------------------------------------------------------------------------------------------------------------------------------

                                                        Closing          Implied          Implied
                                                        Price on        Market Value        Firm        Distribution
Company                                    Ticker       (4/22/98)        of Equity          Value         per Unit       Yield
------------------------------------------------------------------------------------------------------------------------------------

Gas                                (a)                  $21.938         $  139.4            $  232.0     $2.20           10.0%

AmeriGas Partners, L.P.                     APU          25.938          1,108.6             1,867.2      2.20            8.5%
Cornerstone Propane Partners, L.P. (d)      CNO          22.688            455.7               671.7      2.16            9.5%
Ferrellgas Partners, L.P.          (e)      FGP          20.875            666.6             1,192.3      2.00            9.6%
Heritage Propane Partners, L.P.             HPG          23.125            197.8               371.8      2.00            8.6%
National Propane Partners, L.P.             NPL          20.313            232.9               375.6      2.10           10.3%
Suburban Propane Partners, L.P.    (f)      SPH          18.813            551.4               942.0      2.00           10.6%

------------------------------------------------------------------------------------------------------------------------------------
Mean                                                                                                                      9.5%
Median                                                                                                                    9.6%
------------------------------------------------------------------------------------------------------------------------------------


Pro Forma                                               $21.938         $  285.0 (g)        $  583.8 (h) $2.30           10.5%

------------------------------------------------------------------------------------------------------------------------------------

                                                         Common                 LTM Distributable Cash Flow/
                                                                                ----------------------------
                                                         Units/           Distribution to          Distribution         FY98E
Company                                    Ticker     Total Units         Common Units            to Total Units        DCF/unit
------------------------------------------------------------------------------------------------------------------------------------

Gas                                (a)                   60.3%               0.9x (b)                 0.6x  (b)           $ 2.09 (c)


AmeriGas Partners, L.P.                     APU          52.8%               1.5x                     0.8x                  2.14
Cornerstone Propane Partners, L.P. (d)      CNO          66.5%               0.6x                     0.4x                  1.47
Ferrellgas Partners, L.P.          (e)      FGP          47.0%               1.4x                     0.7x                  1.34
Heritage Propane Partners, L.P.             HPG          55.8%               1.3x                     0.8x                  2.01
National Propane Partners, L.P.             NPL          59.6%               0.9x                     0.5x                  1.60
Suburban Propane Partners, L.P.    (f)      SPH          75.1%               1.4x                     1.0x                  1.41

------------------------------------------------------------------------------------------------------------------------------------

Mean                                                     59.5%               1.2x                     0.7x
Median                                                   57.7%               1.4x                     0.7x
------------------------------------------------------------------------------------------------------------------------------------


Pro Forma                                                79.2%               1.0x (b)                 0.8x (b)              2.78 (c)


-----------------------------------------------------------------------------------------------------------
                                                                 FY98E Distributable Cash Flow /
                                                                 -------------------------------
                                                          Distribution to                Distribution
Company                                    Ticker         Common Units                   to Total Units
-----------------------------------------------------------------------------------------------------------
Gas                                (a)                       1.5x(c)                         1.0x(c)

AmeriGas Partners, L.P.                     APU              1.9x                            1.0x
Cornerstone Propane Partners, L.P. (d)      CNO              1.1x                            0.7x
Ferrell gas Partners, L.P.         (e)      FGP              1.4x                            0.7x
Heritage Propane Partners, L.P.             HPG              1.8x                            1.0x
National Propane Partners, L.P.             NPL              1.3x                            0.8x
Suburban Propane Partners, L.P.    (f)      SPH              0.9x                            0.7x

-----------------------------------------------------------------------------------------------------------
Mean                                                         1.4x                            0.8x
Median                                                       1.4x                            0.7x
-----------------------------------------------------------------------------------------------------------

Pro Forma                                                    1.5x (c)                        1.2x (c)

_________________________________

1998 estimates per A.G. Edwards' research, except for Gas, Oil and Pro Forma. Implied Firm Value equals common, subordinated and GP units, multiplied by the market price of common units plus debt, less cash.
(a) Pro forma for the Pearl Gas acquisition and the common unit offering. Fiscal 1997 maintenance capital expenditure used as LTM figure.
(b) For Gas and Pro forma only, LTM DCF figures are adjusted 1998 budget DCF estimates.
(c)  For Gas and Pro forma only, FY98E DCF figures are 1999 DCF estimates.
(d) Financial information pro forma for common unit offering. Maintenance capital expenditures assumed to be 8% of EBITDA due to lack of disclosure.
(e) Maintenance capital expenditures assumed to be 8% of EBITDA due to lack of disclosure.
(f)  Financial figures exclude $5.1 million gain from sale of minority interest.
(g)  12.992 units @ $21.9375.
(h) $285.0 in equity plus $308.316 pro forma debt (see page 24), less $10.839 cash and $9.350 in cash collateral.

PUBLIC COMPANY ANALYSIS

                         LTM              1998E       LONG TERM     LTM     FIRM VALUE/  FIRM VALUE/    EQUITY       EQUITY
                      LEVERAGED         LEVERAGED       DEBT/     EBITDA/       LTM         1998E     MARKET CAP/  MARKET CAP/
                  UNIT COVERAGE (A) UNIT COVERAGE (A) FIRM VALUE INT. EXP.    EBITDA       EBITDA       LTM DCF     1998E DCF
                  ----------------- ----------------- ---------- ---------  -----------  -----------  -----------  -----------
GAS                      0.9x(b)           1.2x(c)       41.4%      2.3x(d)    12.7x(d)      8.7x(e)     18.0x(f)      9.7x(g)
AmeriGas
 Partners, L.P.          1.2x              1.3x          37.3%      2.2x       12.6x        12.1x        15.5x        14.1x
Cornerstone
 Propane
 Partners, L.P.          0.8x              1.0x          35.1%      2.1x       16.7x        13.7x        25.5x        16.9x
Ferrellgas
 Partners, L.P           1.2x              1.1x          41.5%      2.1x       12.5x        12.0x        15.8x        15.9x
Heritage Propane
 Partners, L.P.          1.1x              1.3x          46.0%      2.6x       10.9x        10.6x        15.7x        11.6x
National Propane
 Partners, L.P.          0.9x              1.1x          36.8%      3.2x       16.3x        11.0x        18.0x        13.0x
Suburban Propane
 Partners, L.P.          1.2x              0.9x          45.5%      2.9x        9.8x        10.3x         9.4x        13.6x
                         ---               ---           ----       ---        ----         ----         ----         ----
MEAN                     1.1x              1.1x          40.4%      2.5x       13.1x        11.6x        16.6x        14.2x
MEDIAN                   1.1x              1.1x          39.4%      2.4x       12.5x        11.5x        15.7x        13.9x
                         ===               ===           ====       ===        ====         ====         ====         ====
PRO FORMA                1.0x(b)           1.2x(c)       54.6%      2.1x(d)    10.2x(d)      8.0x(e)     12.4x         7.9x(g)

------
EBITDA is defined as net income (loss) before extraordinary items plus interest, income taxes, depreciation and amortization, impairment expense, and other non-recurring and non-operating items.
(a) Defined as (DCF + interest)/(((GP units + common units)*MQD) + interest).
(b) For Gas and Pro forma only, LTM leveraged unit coverage figures use adjusted 1998 budget estimates.
(c) For Gas and Pro forma only, 1998E leveraged unit coverage figures use 1999 estimates.
(d) For Gas and Pro forma only, LTM EBITDA figures are adjusted 1998 budget estimates.
(e) For Gas and Pro forma only, 1998E EBITDA figures are 1999 estimates.
(f) For Gas and Pro forma only, LTM DCF figures are adjusted 1998 budget DCF estimates.
(g) For Gas and Pro forma only, 1998E DCF figures are 1999 DCF estimates.

DISCOUNTED CASH FLOW ANALYSIS
GAS--STAND ALONE
($ IN THOUSANDS)

--------------------------------------------------------------------------------

INCOME STATEMENT SUMMARY
(a):                                  1998    1999     2000     2001     2002    TERMINAL
------------------------             ------  -------  -------  -------  -------  --------
EBITDA                               18,279   26,730   28,541   30,361   32,188
  % increase                                    46.2%     6.8%     6.4%     6.0%
Net income                           (1,182)   3,733    3,621    3,695    3,953
CASH FLOW SUMMARY:
------------------
After-tax EBI                                 12,847   13,649   14,443   15,229
Depreciation and
 amortization                                 13,858   14,868   15,893   16,934
Maintenance capital
 expenditures                                 (3,274)  (3,395)  (3,694)  (3,816)
Working capital
 increases                                      (500)    (500)    (500)    (500)
                                             -------  -------  -------  -------
Net operating cash flow
 (free cash flow)                             22,931   24,622   26,142   27,847
                          ---------
WEIGHTED AVERAGE COST OF
 CAPITAL (b)                    7.9%
                          ---------
TERMINAL EBITDA MULTIPLE (c)   10.2x
                          ---------
Discount factor (d)                           0.9629   0.8927   0.8276   0.7673    0.7388
Terminal value (e)                                                               $328,318
                          ---------
Present value              $329,621          $22,079  $21,980  $21,635  $21,367  $242,560
                          ---------          -------  -------  -------  -------  --------
Current net debt (f)      $(113,629)
                          ---------
Net present value of
 equity                   $ 215,992
                          =========
Common units/Total units
 (g)                           60.3%
                          ---------
Equity value to common
 units (h)                $ 130,234
                          =========

-------
(a) Based on management projections.
(b) Based on comparable companies' WACC.
(c) Gas' current firm value of $232.0 million/$22.781 million normalized 1998 EBITDA = 10.2x, which represents a multiple of current year normalized EBITDA.
(d) Discount factor calculated using half-year convention.
(e) Terminal value calculated using EBITDA multiple.
(f) Represents total projected debt less cash as of 9/30/98.
(g) Total units include common, subordinated and GP units.
(h) Current market value of common units is 3,832 units *$21.938 unit price = $84,065

DISCOUNTED CASH FLOW ANALYSIS
GAS--PRO FORMA PAINEWEBBER MODEL (a)
($ IN THOUSANDS)

                                      1998     1999     2000     2001     2002    TERMINAL
                                     -------  -------  -------  -------  -------  --------
INCOME STATEMENT
 SUMMARY (b):
EBITDA                                57,219   73,088   77,832   82,549   87,242
 % increase                                      27.7%     6.5%     6.1%     5.7%
Net income                           (12,056)  (5,514)  (8,750) (12,482) (16,325)
CASH FLOW SUMMARY:
After-tax EBI                                  23,954   22,825   21,649   20,427
Depreciation and
 amortization                                  48,609   54,482   60,375   66,290
Maintenance capital
 expenditures                                  (6,915)  (7,109)  (7,482)  (7,680)
Working capital
 increases (c)                                  8,839   (1,000)   1,000)  (1,000)
                                              -------  -------  -------  -------
Net operating cash flow
 (free cash flow)                              74,487   69,198   73,542   78,037
                          ---------
WEIGHTED AVERAGE COST OF
 CAPITAL (d)                    7.8%
                          ---------
TERMINAL EBITDA MULTIPLE
 (e)                           10.2x
                          ---------
Discount factor (f)                            0.9632   0.8937   0.8292   0.7693    0.7410
Terminal value (g)                                                                $889,868
                          ---------
PRESENT VALUE             $ 913,993           $71,748  $61,841  $60,978  $60,033  $659,393
                          ---------           -------  -------  -------  -------  --------
Less net debt (h)         $(298,800)
                          ---------
NET PRESENT VALUE OF
 EQUITY                   $ 615,193
                          =========
Original common
 units/Total units (i)         29.5%
                          ---------
EQUITY VALUE TO COMMON
 UNITS (j)                $ 181,439
                          =========

-------
(a) Scenario assumes 4.1% steady attrition, 0% margin improvement, and $30 million in acquisitions at 4.75 multiple.
(b) Based on management projections.
(c) A.G. Edwards' assumption.
(d) Based on comparable companies' WACC.
(e) Gas' current firm value of $232.0 million/$22.781 million normalized 1998 EBITDA = 10.2x, which represents a multiple of current year normalized EBITDA.
(f) Discount factor calculated using half-year convention.
(g) Terminal value calculated using EBITDA multiple.
(h) Represents total pro forma projected debt less cash and cash collateral as of 9/30/98.
(i) Total units include common, newly issued common, senior subordinated, subordinated and GP units.
(j) Current market value of common units is 3,832 units * $21.938 unit price = $84,065.

CAPITAL STRUCTURE ANALYSIS
GAS -- PRO FORMA AS OF 9/30/98
($ IN THOUSANDS)

=====================================================================================================
                                                                                           PRO FORMA
                                                   GAS           OIL        ADJUSTMENTS       GAS
                                                 --------      --------    -------------  -----------
DEBT:
    8.04% First Mortgage Notes                   $ 85,000      $      0         $      0     $ 85,000
    7.25% WC Revolver                               7,457             -                -        7,457
    7.25% Acquisition Facility                     10,673             -                -       10,673
    7.17% First Mortgage Notes                     11,000             -                -       11,000


   11.96% Senior Notes                                  -        60,000          (60,000)           -
   14.10% Senior Notes                                  -         3,100           (3,100)           -
   14.10% Subordinated Notes                            -         3,100           (3,100)           -
   10.13% Sub Notes & Sr Notes                          -        50,000          (50,000)           -
    9.38% Sub Notes & Sr Notes                          -        75,000          (75,000)           -
   12.25% Sub Notes & Sr Notes                          -        81,250          (81,250)           -
    8.00% Existing Acq Notes Payable                    -        13,859                -       13,859


    8.46% Exchange Debt                                 -             -           66,000       66,000
    8.50% New Debt                                      -             -          125,000      125,000
                                                 --------      --------         --------     --------
TOTAL DEBT                                       $114,130      $286,309         ($81,450)    $318,989


WEIGHTED AVERAGE COST OF DEBT                                                                     8.2%


PREFERRED STOCK:
   14.33% Preferred Stock                        $      0      $  4,167          ($4,167)    $      0
   12.88% Preferred Stock                               -        30,000          (30,000)           -
                                                 --------      --------         --------     --------
                                                        -        34,167          (34,167)           -


COMMON EQUITY                                    $ 67,042     ($210,015)        $112,537     ($30,436)
-----------------------------------------------------------------------------------------------------

DISCOUNTED CASH FLOW ANALYSIS
PRO FORMA WEIGHTED AVERAGE COST OF CAPITAL DERIVATION
($ IN MILLIONS)

--------------------------------------------------------------------------------

                                  TOTAL
                                  MARKET                       IMPLIED   TOTAL    TOTAL
                         LEVERED   VAL.     UNIT      TOTAL     MARKET   DEBT/  DEBT AS %   UN-
                          BETA     DEBT   PRICE AT    UNITS    VALUE OF  TOTAL  OF TOTAL  LEVERED
COMPARABLE COMPANY         (A)   (BK=MKT) (4/22/98) OUT. (MIL)  EQUITY   EQUITY  CAPITAL   BETA
------------------       ------- -------- --------- ---------- --------  ------ --------- -------
AmeriGas Partners, L.P.   0.52    $777.8   $25.938     41.9    $1,108.6   70.2%    41.2%   0.306
Cornerstone Propane
 Partners, L.P.           0.41     235.8    22.688     19.7       455.7   51.7%    34.1%   0.270
Ferrellgas Partners,
 L.P.                     0.39     537.2    20.875     31.3       666.6   80.6%    44.6%   0.216
Heritage Propane
 Partners, L.P.           0.44     176.9    23.125      8.4       197.8   89.4%    47.2%   0.232
National Propane
 Partners, L.P.           0.34     147.4    20.313     11.2       232.9   63.3%    38.8%   0.208
Star Gas Partners, L.P.   0.34       96.0   21.938      6.2       139.4   68.9%    40.8%   0.201
Suburban Propane
 Partners, L.P.           0.38     428.2    18.813     28.7       551.4   77.6%    43.7%   0.214

Comparable group's average unlevered
                                                        ----------------------------------------------------
 beta:                                        0.23      Pro forma capitalization-at market (b)
Pro forma debt-to-equity ratio (b):          111.9%     Total debt                   $319.0          52.8%
Pro forma debt as a percent of total                    Total equity                  285.0          47.2%
 capital (b):                                 52.8%                                  ------         ------
Comparable group's beta relevered for
 Pro forma capital structure:                0.392                                   $604.0         100.0%
                                           -------      ----------------------------------------------------
DERIVATION OF WEIGHTED AVERAGE COST OF CAPITAL:                MARKET RISK PREMIUM RANGE (D)
                                                        ---------------------------------------
                                                                   11.3%  12.3%    13.3%
                                                        ---------------------------------------
Pro forma theoretical levered beta:                   0.392
Assumed % of equity in Pro forma capital structure
 (b):                                                  47.2%
Risk-free rate of return (c):                           5.7%
Pro forma cost of equity range (at various market
 risk premiums):                                                   10.1%  10.5%    10.9%
                                                                   ====   ====     ====
Pro forma assumed tax rate:                            35.0%
Assumed % of debt in capital structure (b):            52.8%
Pro forma estimated cost of debt (e):                   8.2%
Pro forma estimated after-tax cost of debt:             5.3%        5.3%   5.3%     5.3%
                                                                    ---    ---      ---
Pro forma weighted average cost of capital range
                                                        ---------------------------------------
 (f):                                                               7.6%   7.8%     8.0%
                                                        ---------------------------------------

--------
(a) Source; Bloomberg. 143 week (maximum weekly time period allowed, or the number of weeks available, which may be less than 143) adjusted beta relative to the S&P 500 index.
(b) Market value of long-term debt is assumed to be equal to the book value.
(c) Ten-year Treasury rate on April 22, 1998.
(d) Ibbotson Associates 1997. Total returns for small company stocks of 17.7% minus the risk-free rate.
(e) Based on Pro forma current debt structure.
(f) Calculation based upon use of the Capital Asset Pricing Model (CAPM).

                                      25